UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 9, 2021

LEMONADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39367	32-0469673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Crosby Street, 3rd Floor
New York, NY 10013
(Address of principal executive offices) (Zip Code)
(844) 733-8666
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LMND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 9, 2021, Lemonade, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”). Present at the Meeting online or represented by proxy were holders of 41,818,939 shares of common stock of the Company, representing 68.13% of the voting power of the shares of common stock of the Company as of the close of business on April 16, 2021, the record date for the Meeting. The following are the voting results for the proposals considered and voted upon at the Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2021.

Item 1.	Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Daniel Schreiber	27,626,198	1,428,559	12,764,182
Michael Eisenberg	27,182,104	1,872,653	12,764,182
Caryn Seidman-Becker	27,231,346	1,823,411	12,764,182

Based on the foregoing votes, each of Daniel Schreiber, Michael Eisenberg and Caryn Seidman-Becker was elected to serve until the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified.

Item 2.	Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions
41,537,957	186,602	94,380

Based on the foregoing votes, the stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMONADE, INC.

Date: June 14, 2021	By:	/s/ Daniel Schreiber
Daniel Schreiber
Chief Executive Officer